SECURITIES AND EXCHANGE COMMISSION

                        Washington, D.C. 20549




                               FORM 8-K



                            CURRENT REPORT



                Pursuant to Section 13 or 15(d) of the
                    Securities Exchange Act of 1934




 Date of Report (Date of earliest event reported):  December 17, 2001




             CARLYLE REAL ESTATE LIMITED PARTNERSHIP - XIV
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        (Exact name of registrant as specified in its charter)




   Illinois                   0-15962             36-3256340
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(State or other)            (Commission      (IRS Employer
Jurisdiction of             File Number)     Identification No.)
Organization




         900 N. Michigan Avenue, Chicago, Illinois  60611-1575
         -----------------------------------------------------
                (Address of principal executive office)




  Registrant's telephone number, including area code:  (312) 915-1987
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                   WELLS FARGO CENTER - SOUTH TOWER

                        LOS ANGELES, CALIFORNIA
                   --------------------------------



ITEM 5. OTHER EVENTS. Carlyle Real Estate Limited Partnership-XIV (the "Partnership") its affiliated partner, Carlyle Real Estate Limited Partnership-XV ("Carlyle XV"), and an unaffiliated venture partner, have been members in a limited liability company which owns the Wells Fargo Center - South Tower located in Los Angeles, California. The lender under the Partnership's amended and restated promissory note (the "Note") secured by the Partnership's interest in the limited liability company assigned all of its rights and interests under the Note and related loan documents to ATC Realty, Inc. ("ATC"), a wholly-owned subsidiary of the lender.

As modified, the Note which has an adjusted principal balance of approximately $21,988,000 and accrued interest of approximately $19,169,000 at December 17, 2001, has a scheduled maturity date in September 2003. The Note accrues interest at 17% per annum and requires payments of cash flow distributable to the Partnership by the limited liability company from either property operations or sales proceeds as well as a portion of the property management fee paid to the unaffiliated member in the limited liability company. The Note is nonrecourse and secured solely by the Partnership's interest in the limited liability company.

During April 2001, the Partnership had received notice of non-monetary defaults from the lender under the Note. The Partnership acknowledged certain of the defaults described in the notice of default. On December 17, 2001, the Partnership acknowledged and consented to ATC's plans to foreclose on the Partnership's interest in the limited liability company on or before December 31, 2002 and waived any notice or additional notice of foreclosure to which it may have been entitled under the terms and conditions of the loan documents or the California Commercial code. The Partnership also agreed that, upon consummation of the foreclosure sale, any and all offsets, defenses and claims against the lender and certain other parties shall be waived and released. In addition, the Partnership irrevocably appointed ATC, or any other designee of ATC, as the sole and exclusive proxy of the Partnership to vote and exercise any and all voting and related rights and to take any other action that ATC deems necessary to protect and preserve its security interest in the Partnership's interest in the limited liability company. ATC agreed that it shall not execute any agreement or document or otherwise take any action which would impose or result in any personal liability of or recourse to the Partnership. Upon the foreclosure of the Partnership's interest in the limited liability company, the Partnership will have no further right, title, or interest in the limited liability company. The foregoing releases, waivers, and irrevocable proxy were given by the Partnership solely to facilitate the foreclosure sale and if the foreclosure sale is not consummated for any reason on or before December 31, 2002, the same shall be deemed void with the same effect as if never given.


















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ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

     (a)   Financial Statements.  Not applicable.

     (b)   Pro Forma Financial Information.  Not applicable.

     (c)   Exhibits

           10.1 Acknowledgment, Consent and Waiver between Carlyle Real Estate Limited Partnership - XIV and ATC Realty, Inc. and Wells Fargo Bank, N.A.

           10.2 Irrevocable Proxy regarding Carlyle Real Estate Limited Partnership - XIV membership interests dated December 17, 2001.

           10.3 Letter agreement referencing the Irrevocable Proxy regarding Carlyle Real Estate Limited Partnership - XIV membership interests dated December 17, 2001.



















































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                              SIGNATURES



     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



                      CARLYLE REAL ESTATE LIMITED PARTNERSHIP - XIV

                      BY:   JMB Realty Corporation
                            Corporate General Partner)



                            By:   GAILEN J. HULL
                                  Gailen J. Hull
                                  Senior Vice President
                                  Principal Accounting Officer

















































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